UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: October 29, 2008

(Date of earliest event reported):

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Three University Plaza Hackensack, NJ 07601	07601
(Address of principal executive offices)	(Zip Code)

(201) 371-2828
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)       On October 29, 2008, the Board of Directors of Innodata Isogen, Inc. (the “Company”) elected Todd Solomon as a director.  Mr. Solomon will serve as a director until the next Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

In accordance with the Company’s compensation policies for non-employee directors, Mr. Solomon will be compensated at the rate of $2,500 per month.  The Company also reimburses its outside directors for travel expenses and other out-of-pocket expenses associated with attending non-telephonic board meetings.

Item 9.01	Financial Statements and Exhibits

(d)        Exhibits

99.1      Press release of Innodata Isogen, Inc. dated November 4, 2008 announcing Mr. Solomon’s election to the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNODATA ISOGEN, INC.

Date:	November 4, 2008	By:	/s/ Amy R. Agress
Amy R. Agress
Vice President and General
Counsel

Index to Exhibits

Description

99.1 Press release of Innodata Isogen, Inc. dated November 4, 2008 announcing Mr. Solomon’s election to the Company’s Board of Directors.

2